Exhibit 99.1
NEWS
RELEASE
FOR IMMEDIATE RELEASE
CONTACT: Chris L. Nines
          (512) 434-5587
TEMPLE-INLAND INC. REPORTS THIRD QUARTER 2006 RESULTS
     AUSTIN, TEXAS, October 24, 2006—Temple-Inland Inc. today reported third quarter 2006 net income of $96 million, or $0.87 per diluted share, compared with third quarter 2005 net income of $38 million, or $0.33 per diluted share, and second quarter 2006 net income of $192 million, or $1.71 per diluted share.
     Results for third quarter 2006 include an after-tax special charge of $6 million, or $0.06 per share, primarily associated with previously-announced converting facility closures and also an increase in litigation reserves. As reflected in the table below, net income per diluted share, excluding special items, for third quarter 2006 is $0.93 per share, compared with $0.47 per share in third quarter 2005, and $0.98 per share in second quarter 2006.

	Third Quarter		Second Quarter
	2006	2005	2006
Net income per dil. share as reported	$0.87	$0.33	$1.71
Adjustment for special items	0.06	0.14	(0.73)

Net income per diluted share, Excluding special items	$0.93	$0.47	$0.98
Average shares outstanding — diluted (in millions)	110.3	114.1	111.8

Corrugated Packaging

	3rd Qtr.	3rd Qtr.	2nd Qtr.
Segment Operating Income	2006	2005	2006
($ in Millions)	$74	$15	$67
     Corrugated Packaging operating income improved in third quarter 2006 compared with third quarter 2005, principally due to higher corrugated container prices and lower energy costs. Third quarter 2006 earnings were negatively affected by $7 million from the previously-announced maintenance downtime at the Bogalusa linerboard mill. Earnings improved in third quarter 2006 compared with second quarter 2006 due to higher corrugated container prices and lower freight and energy costs, which more than offset higher recycled fiber costs.
     Shipments in third quarter 2006 were down 6%, on a volume per workday basis, compared with second quarter 2006 due to the previously-announced normal slower seasonal pattern of our Mexico agriculture business, the sale of Performance Sheets (a sheet feeder plant in City of Industry, California) August 2006, and temporary closure of our Binghamton, New York box plant due to flooding. On a volume per workday basis, shipments of corrugated containers were down 3% in third quarter 2006 compared with third quarter 2005 due to the sale of Performance Sheets and the temporary closure of our Binghamton, New York box plant due to flooding.
     Average prices for corrugated containers in third quarter 2006 were up 11% compared with third quarter 2005 and up 3% compared with second quarter 2006. The average cost of recycled fiber in third quarter 2006 was up 8% compared with third quarter 2005 and up 16% compared with second quarter 2006. Freight costs were up $8 million compared with third quarter 2005 but down $5 million compared with second quarter 2006. Energy costs were down $4 million in third quarter 2006 compared with third quarter 2005 and down $1 million compared with second quarter 2006.
Forest Products

	3rd Qtr.	3rd Qtr.	2nd Qtr.
Segment Operating Income	2006	2005	2006
($ in Millions)	$83	$61	$101
     Operating income for third quarter 2006 of $83 million was a record third quarter for Forest Products. Earnings improved in third quarter 2006 compared with third quarter 2005 due to improved particleboard and gypsum prices, and the January 2006 acquisition of our partner’s interest in Standard Gypsum. Earnings declined in third quarter 2006 compared with second quarter 2006 due to declining lumber prices and lower gypsum volumes.
     Average lumber prices in third quarter 2006 were down 26% compared with third quarter 2005 and down 14% compared with second quarter 2006. Gypsum prices were up 31%

compared with third quarter 2005 and up 5% compared with second quarter 2006. Particleboard prices were up 28% compared with third quarter 2005 and up 10% compared with second quarter 2006.
     Shipments of lumber, gypsum and particleboard were up in third quarter 2006 compared with third quarter 2005. Shipments of lumber, gypsum and particleboard were down in third quarter 2006 compared with second quarter 2006.
Real Estate

	3rd Qtr.	3rd Qtr.	2nd Qtr.
Segment Operating Income	2006	2005	2006
($ in Millions)	$15	$10	$9
     Real Estate earnings in third quarter 2006 were $15 million. We sold 660 acres of high-value land at an average sales price of approximately $7,800 per acre in third quarter 2006, resulting in a gain of $5 million.
     Residential development activity for all wholly and partially-owned projects during third quarter 2006 included the sale of 638 lots at an average price of approximately $53,000 per lot.
     Commercial activity in third quarter 2006 included the sale of 137 acres at an average price of $186,000 per acre, resulting in a gain of $6 million.
Financial Services

	3rd Qtr.	3rd Qtr.	2nd Qtr.
Segment Operating Income	2006	2005	2006
($ in Millions)	$58	$61	$62
     Financial Services earnings declined in third quarter 2006 compared with third quarter 2005 principally from a higher mix of securities in our portfolio of earning assets. Earnings declined in third quarter 2006 compared with second quarter 2006 principally due to lower average earning assets.
Comments
     In announcing third quarter results, Kenneth M. Jastrow, II, chairman and chief executive officer of Temple-Inland Inc. said, “Third quarter 2006 was a record third quarter for Temple-Inland. Our results reflect continued benefit from the execution of our strategy. In addition, we repurchased 2.2 million shares in the quarter and reduced debt by $124 million.
     “Corrugated Packaging results reflect improved pricing and business improvement resulting from our strategic initiatives of full integration and asset utilization. On a volume per workday basis, our volume is essentially flat in first nine months 2006 compared with first nine months 2005, despite the closure of three box plants since third quarter 2005. In addition, we have closed eleven box plants since third quarter 2003, which has increased asset utilization and lowered cost.
     “Despite challenging lumber markets, results in Forest Products continue to benefit from gypsum and our strategic focus on fiber integration.
     “Real Estate continues to produce positive results and is focused on long-term value creation. During third quarter 2006, zoning was approved for a 180-acre single-family residential development project in Bartow County, GA. Additionally, during third quarter 2006, approximately 4,400 undeveloped acres were moved into the entitlement process. Real Estate remains on target for earnings to be in the range of $55-60 million for 2006.
     “Loan generation, growth in earning assets, and low cost continues to be a focus for Financial Services.”
     The Company will host a conference call on October 24, 2006 at 10:00 am EDT to discuss results of the third quarter. The meeting may be accessed through webcast or by conference call. The webcast may be accessed through Temple-Inland’s Internet site at www.templeinland.com. To access the conference call, listeners calling from North America should dial 1-800-901-5217 at least 15 minutes prior to the start of the meeting. Those wishing to access the call from outside North America should dial 1-617-786-2964. The password is templeinland. Replays of the call will be available for two weeks following the completion of the live call and can be accessed at 1-888-286-8010 in North America and at 1-617-801-6888 outside North America. The password for the replay is 98903472.
     Temple-Inland Inc. operates four business segments: corrugated packaging, forest products, real estate and financial services. The Company’s 2.0 million acres of forestland are certified as managed in compliance with ISO 14001 and in accordance with the Sustainable Forestry Initiative® (SFI) Standard of the Sustainable Forestry Board to ensure forest management is conducted in a scientifically sound and environmentally sensitive manner. Temple-Inland’s common stock (TIN) is traded on the New York Stock Exchange and NYSE Arca Inc. Temple-Inland’s address on the World Wide Web is www.templeinland.com.
This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements reflect management’s current views with respect to future events and are subject to risks and uncertainties. Factors and uncertainties that could cause our actual results to differ significantly from the results discussed in the forward-looking statements include, but are not limited to: general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; the availability and price of raw materials we use; fluctuations in the cost of purchased energy; fluctuations in the costs we incur to transport the raw materials we use and the products we manufacture; assumptions related to pension and post-retirement costs; assumptions related to accounting for impaired assets; the collectibility of loans and accounts receivable and related provisions for losses; competitive actions by other companies; changes in laws or regulations and actions or restrictions of regulatory agencies; the accuracy of certain judgments and estimates concerning our integration of acquired operations; our ability to execute certain strategic and business improvement initiatives; and other factors, many of which are beyond our control.

Our actual results, performance, or achievement could differ materially from those expressed in, or implied by, these forward-looking statements, and accordingly, we can give no assurances that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. We expressly disclaim any obligation to publicly revise any forward-looking statements contained in this release to reflect the occurrence of events after the date of this release.
This press release includes non-GAAP financial measures. The required reconciliations to GAAP financial measures are located on page seven of this release.

TEMPLE-INLAND INC. AND SUBSIDIARIES
UNAUDITED
Business Segments

	Third Quarter		Year to Date
	2006	2005(a)	2006	2005(a)
	(In millions,		(In millions,
	except per share)		except per share)
Revenues
Corrugated packaging	$746	$691	$2,225	$2,150
Forest products	310	264	984	785
Real estate	59	26	141	80
Financial services	294	257	876	718

Total revenues	$1,409	$1,238	$4,226	$3,733

Income
Corrugated packaging	$74	$15	$181	$123
Forest products	83	61	266	167
Real estate	15	10	50	28
Financial services	58	61	169	150

Total segment operating income	230	147	666	468
Expenses not allocated to segments
General and administrative	(28)	(25)	(77)	(67)
Share-based compensation (b)	(8)	(7)	(32)	(19)
Other operating income (expense)	(10)	(27)	(21)	(80)
Other non-operating income (expense)	1	1	92	3
Parent company interest	(31)	(28)	(98)	(86)

Income before taxes	154	61	530	219
Income (taxes) benefit	(58)	(24)	(166)	(69)

Income from continuing operations	96	37	364	150
Discontinued operations	—	1	—	2

Net income	$96	$38	$364	$152

Diluted earnings per share:
Income from continuing operations	$0.87	$0.32	$3.25	$1.30
Discontinued operations	—	0.01	—	0.02

Net income	$0.87	$0.33	$3.25	$1.32

Average diluted shares outstanding	110.3	114.1	111.8	115.0

We have recast prior period results to reflect the classification of the new business segment, real estate.

(a)	We have recast 2005 revenues to include gross real estate sales that had previously been reported net and certain other ancillary revenues previously reflected as a reduction of cost of sales.

(b)	The adoption of SFAS 123(R) for 2006 stock awards resulted in the acceleration of $7 million in pre-tax share-based compensation expense ($0.04 per share after-tax) into first quarter 2006.
Non-GAAP Financial Measure
     Net income excluding special items and net income per diluted share excluding special items are important measures for us and investors because they allow useful and consistent comparisons of on-going operations by excluding gains and losses that management believes are not indicative of our ongoing operating results.
     We define special items to include discontinued operations, effects of accounting changes, and other items such as gains or losses on sales of non-strategic assets; asset impairments; and unusual income, expenses, and tax benefits or charges. The most comparable GAAP measures are net income and net income per diluted share.
     Despite their importance to us, net income excluding special items and net income per diluted share excluding special items are non-GAAP financial measures that have no standardized definitions and as a result may not be comparable with other companies’ measures using the same or similar terms. This lack of comparability may limit the usefulness of these measures to us and investors. There may be other limits in the usefulness of these measures to investors. As a result, we encourage you to read our financial information in its entirety and not to rely on any single financial measure.
Calculation of Non-GAAP Financial Measure

			Second
	Third Quarter		Quarter
	2006	2005	2006
	(In millions, except per share)
Net income determined in accordance with GAAP	$96	$38	$192
Special items, after-tax
Asset impairment and other charges	6	5	5
Facility damage and timber loss due to Hurricanes		10
One-time tax benefit	—	—	(87)

Total special items, after-tax	6	15	(82)

Net income excluding special items as defined	$102	$53	$110

Average diluted shares outstanding	110.3	114.1	111.8

Net income per diluted share determined in accordance with GAAP	$0.87	$0.33	$1.71

Special items, after-tax, per diluted share
Asset impairment and other charges	0.06	.05	0.05
Facility damage and timber loss due to Hurricanes		.09
One-time tax benefit	—	—	(0.78)
Total special items, after-tax, per diluted share	0.06	0.14	(0.73)

Net income per diluted share excluding special items as defined	$0.93	$0.47	$0.98

TEMPLE-INLAND INC. AND SUBSIDIARIES
UNAUDITED
Revenues and unit sales of manufacturing subsidiaries, excluding joint venture operations follows:

	Third Quarter		Year to Date
	2006	2005	2006	2005
	(Dollars in millions)
Revenues
Corrugated Packaging
Corrugated packaging	$713	$666	$2,148	$2,072
Linerboard	33	25	77	78

Total Corrugated Packaging	$746	$691	$2,225	$2,150

Forest Products
Pine lumber	$64	$79	$224	$238
Gypsum wallboard (a)	102	39	330	104
Particleboard	62	46	169	150
Medium density fiberboard (a)	17	15	52	72
Fiberboard	16	21	59	62
Hunting, mineral and recreational leases	10	10	38	24
Fiber and other	39	54	112	135

Total Forest Products	$310	$264	$984	$785

Unit sales
Corrugated Packaging
Corrugated packaging, thousands of tons	829	852	2,582	2,595
Linerboard, thousands of tons	70	79	177	211

Total, thousands of tons	899	931	2,759	2,806

Forest Products
Pine lumber, mbf	207	191	641	584
Gypsum wallboard, msf (a)	453	225	1,553	643
Particleboard, msf	162	152	491	487
Medium density fiberboard, msf (a)	35	35	115	165
Fiberboard, msf	89	113	297	329

(a)	Comparisons of revenue and unit sales of gypsum wallboard are affected by the January 2006 acquisition of our partner’s interest in Standard Gypsum L.P. Comparisons for MDF are affected by the sale of the Pembroke facility in second quarter 2005.
Supplemental Financial Information:
Supplemental Financial Information for the Parent Company and its manufacturing and real estate subsidiaries follows:

	Third Quarter		Year to Date
	2006	2005	2006	2005
Cash Balance (at qtr. end)	$48	$16
Long-Term Debt (at qtr. end)	$1,620	$1,572
Capital Expenditures	$63	$42	$142	$155

A summary of projects we own in the entitlement process(a) at third quarter-end 2006 follows:

		Project
Project	County	Acres(b)
California
Hidden Creek Estates	Los Angeles	700
Terrace at Hidden Hills	Los Angeles	30

Georgia
Bay Springs	Carroll	440
Dry Pond	Cherokee	950
Four Seasons	Coweta	750
Fox Hall	Coweta	350
Friendship Road	Cherokee	110
Garland Mountain	Cherokee	350
Gold Creek	Dawson	1,090
Grove Park	Coweta	160
Happy Valley Farm	Coweta	750
Jackson Park	Jackson	690
Legion Lake	Carroll	210
Lithia Springs	Haralson	260
Mill Creek	Coweta	770
Pickens School	Pickens	420
The Overlook at Waleska	Cherokee	510
Town West	Bartow	1,110
Wolf Creek	Carroll	11,810
Yellow Creek	Cherokee	1,060

Texas
Lake Houston	Harris/Liberty	3,630
Wood Lake Village(c)	Montgomery	620

Total		26,770

(a)	A project is deemed to be in the entitlement process when customary steps necessary for the preparation and submittal of an application, like conducting pre-application meetings or similar discussions with governmental officials, have commenced, or an application has been filed. Projects listed may have significant steps remaining and there is no assurance that entitlements ultimately will be received.

(b)	Project acres are approximate. The actual number of acres entitled may vary.

(c)	We own a 33% interest in this project.

     A summary of activity within our entitled,(a) developed and under development projects at third quarter-end 2006 follows:

			Residential Lots		Commercial Acres (c)
			Lots Sold
		Interest	Since		Acres Sold	Acres
Project	County	Owned(b)	Inception	Lots Remaining	Since Inception	Remaining
Projects we own

Colorado
Buffalo Highlands	Weld	100%	—	645	—	—
Johnstown Farms	Weld	100%	115	699	—	—
Stonebraker	Weld	100%	—	600	—	—

Texas
Caruth Lakes	Rockwell	100%	245	629	—	—
Cibolo Canyons	Bexar	100%	302	1,447	32	113
Harbor Lakes	Hood	100%	177	401	—	13
Hunter’s Crossing	Bastrop	100%	215	362	19	95
Katy Freeway	Harris	100%	—	—	—	40
Maxwell Creek	Collin	100%	517	506	—	—
Oakcreek Estates	Comal	100%	—	630	—	—
The Colony	Bastrop	100%	332	1,093	22	50
The Gables at North Hill	Collin	100%	171	111	—	—
The Preserve at Pecan Creek	Denton	100%	20	799	—	9
The Ridge at Ribelin Ranch	Travis	100%	—	—	126	77
Other Texas Projects (8)	Various	100%	2,478	193	118	49

Georgia, Missouri, Tennessee and Utah
Other Projects (5)	Various	100%	873	502	—	—

			5,445	8,617	317	446

Projects in entities we consolidate

Texas
City Park	Harris	75%	571	730	36	129
Lantana (d)	Denton	55%	114	2,236	—	—
Other Texas Projects (4)	Various	Various	244	201	2	62

			929	3,167	38	191

Total owned and consolidated			6,374	11,784	355	637

Projects in ventures that we account for using the equity method

Georgia
Seven Hills	Paulding	50%	510	569	4	22
The Georgian	Paulding	38%	278	1,108	—	—
Other Georgia projects (5)	Various	Various	1,732	358	—	—

Texas
Bar C Ranch	Tarrant	50%	120	1,061	—	—
Fannin Farms West	Tarrant	50%	224	219	—	—
Lantana (d)	Denton	Various	1,601	247	1	79
Long Meadow Farms	Fort Bend	19%	404	2,308	—	134
Southern Trails	Brazoria	40%	162	897	—	—
Stonewall Estates	Bexar	25%	—	386	—	—
Summer Creek	Fort Bend	50%	—	525	—	37
Summer Creek Ranch	Tarrant	50%	772	1,673	—	374
Summer Lakes	Fort Bend	50%	294	850	42	9
Village Park	Collin	30%	285	284	—	5
Other Texas projects (5)	Various	Various	782	329	—	15

Florida
Other projects (3)	Various	Various	449	396	—	—

Total in ventures			7,613	11,210	47	675

Combined Total	Various	Various	13,987	22,994	402	1,312

(a)	A project is deemed entitled when all major discretionary land-use approvals have been received. Some projects may require additional permits for development.

(b)	Interest owned reflects our equity interest in the project, whether owned directly or indirectly.

(c)	Commercial acres are net developable acres, and may be fewer than the gross acres available in the project.

(d)	The Lantana project consists of a series of 17 partnerships in which our interests range from 25% to 55%. We account for eight of these partnerships in which our interests range from 25% to 50% using the equity method and we consolidate the remaining partnerships.